Pricing Supplement No. 1       Dated 7/23/98           Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and             File No. 33-58667
Prospectus Supplement dated May 24, 1996)        CUSIP No. 78355H GW3


$100,000,000


RYDER SYSTEM, INC.

Medium-Term Notes, Series 14
(Registered Notes--Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:          $15,000,000

Issue Price:                       100

Issue Date:                    7/28/98

Maturity Date:                 7/28/04

Interest Rate:                   6.35%

Form:  [X] Book Entry                     [ ]  Certificated

Redemption:    [X]    The Notes cannot be redeemed prior to maturity.
               [ ]    The Notes may be redeemed prior to maturity.

     Terms of Redemption:            -     -

Repayment at option of holder:       [X]   The holder has no option to
                                           elect repayment of the Notes
                                           prior to maturity.

                                     [ ]   The Notes are repayable prior
                                           to maturity at the option of
                                           holder.

     Terms of Repayment:             -

Discount note:    [  ]  Yes          [X]  No

     Total Amount of OID:            -

     Yield to Maturity:              -

     Initial Accrual Period OID:     -

Name of Agent and Agent's Discount or Commission:

               Salomon Brothers Inc             $82,500


Additional Terms: